99 Monroe Avenue N.W., Suite 800 Grand Rapids, Michigan 49503-2654 Telephone: (616) 774-7000 Fax: (616) 776-3680
Exhibit 16.1
May 22, 2008
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549
We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on May 20, 2008, to be filed by our former client, Perrigo Company. We agree with the statements made in response to that Item insofar as they relate to our Firm.
Very truly yours,
/s/ BDO Seidman, LLP